UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2017

BIOSTAR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34708	20-8747899
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

No. 588 Shiji Avenue
Xiangyang City, Shaanxi Province, People’s Republic of China 712046
(Address of Principal Executive Office) (Zip Code)

86-029-33686638
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)               On December 12, 2017, Leung King Fai, an independent director of the Board of Directors (the “Board”) of Biostar Pharmaceuticals, Inc. (the “Company”) delivered a letter to the Board, in which he informed the Board that he tendered his resignation as an independent Board member effective as of December 12, 2017. The Company accepted Leung King Fai’s resignation upon receipt of the resignation letter. At the time of his resignation, he served as the Chairman of the Audit Committee of the Board.

Leung King Fai’s letter states, in part, that his decision to resign as an independent director was made because his “director’s fee from 1 January 2014 to present has not been paid.” A copy of Leung King Fai’s letter is attached as Exhibit 17.1 to this Current Report on Form 8-K and incorporated herein by reference.

In accordance with the requirements of Item 5.02 of Form 8-K, the Company provided Leung King Fai a copy of the disclosures it is making in this Item 5.02 Form 8-K no later than the day of filing this Form 8-K with the Securities and Exchange Commission.

Item 9.01          Exhibits

No.          Title

17.1             Leung King Fai’s letter resigning from the Biostar Pharmaceuticals, Inc.’s Board of Directors, dated December 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Biostar Pharmaceuticals, Inc.

By:	/s/ Ronghua Wang
Ronghua Wang, Chief Executive Officer

Date:          December 18, 2017